SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	February 2, 2016

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

Oshkosh Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) on February 2, 2016.  On February 2, 2016, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

The Company’s shareholders elected the following directors for terms expiring at the Company’s 2017 Annual Meeting of Shareholders by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Keith J. Allman	62,526,877	631,709	4,998,283
Richard M. Donnelly	62,304,953	853,633	4,998,283
Peter B. Hamilton	62,526,460	632,126	4,998,283
Wilson R. Jones	62,524,153	634,433	4,998,283
Leslie F. Kenne	62,771,120	387,466	4,998,283
Steven C. Mizell	62,525,147	633,439	4,998,283
Stephen D. Newlin	56,857,553	6,301,033	4,998,283
Craig P. Omtvedt	62,528,698	629,888	4,998,283
Duncan J. Palmer	62,526,597	631,989	4,998,283
John S. Shiely	62,524,162	634,424	4,998,283
Richard G. Sim	62,313,680	844,906	4,998,283
William S. Wallace	62,524,669	633,917	4,998,283

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2016 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
67,712,860	322,008	122,001

The Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
62,111,543	767,972	279,071	4,998,283

The Company’s shareholders did not approve a shareholder proposal requesting the Company’s Board of Directors to adopt a “proxy access” bylaw by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
24,990,646	37,945,392	222,548	4,998,283

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: February 5, 2016	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Senior Vice President, General Counsel and Secretary